UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): September 14, 2020

Titan Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

001-13341	94-3171940
(Commission File Number)	(IRS Employer Identification No.)

400 Oyster Point Blvd., Suite 505, South San Francisco, CA 94080

(Address of principal executive offices and zip code)

650-244-4990

(Registrant’s telephone number including area code)

(Registrant’s former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.001 par value	TTNP	Nasdaq Capital Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☒	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07. Submission of Matters to a Vote of Security Holders.

On September 14, 2020, Titan Pharmaceuticals, Inc. (“Titan” or the “Company”) provided the attached update on the upcoming special meeting of stockholders (the “Meeting”) in response to recent stockholder inquiries regarding the number of meeting adjournments. The sole purpose of the Meeting is to seek approval of a proposal to amend Titan's certificate of incorporation to increase the number of authorized shares of common stock.

Without approval of the share increase, the several strategic alternatives management has been exploring with the Company’s bankers will not be possible. The failure to obtain stockholder approval will almost certainly result in the cessation of Titan’s operations and likely a total loss of value to stockholders, given the pledge of all of the Company’s assets as security for its outstanding debt.

As of the close of business on September 11, 2020, approximately 30.7 million shares (28.3% of the record date shares) had not yet been voted. Of those shares that were voted, approximately 72% were in favor of the amendment proposal. The affirmative vote of holders of only 1,251,207 shares (less than 1.5% of the record date shares) are now needed to file the amendment and effect the authorized share increase.

The resumed meeting on Friday, September 18, 2020, at 1:00 p.m. Pacific Standard Time can be attended using the same access information that was used initially for the Special Meeting, the details of which are set forth in the Definitive Proxy Statement we filed with the SEC on May 22, 2020. The fastest and easiest way to vote is to call 866-619-4651 and speak with a proxy voting specialist Monday through Friday 9:00 a.m. to 10:00 p.m. Eastern Time.

Item 8.01. Other Events

The information set forth above in Item 5.07 is hereby incorporated by reference in its entirety.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

The following exhibit is filed herewith:

Exhibit
Number	Description

99.1	Press Release

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 14, 2020	TITAN PHARMACEUTICALS, INC.

	By:	/s/ Sunil Bhonsle
Name: Sunil Bhonsle
Title: Chief Executive Officer